EXHIBIT 8.1

                                                                  April 24, 1998


Aramex International Ltd.
Clarendon House
2 Church Street
Hamilton
Bermuda

     Re: ARAMEX INTERNATIONAL LTD. (the 'Company')


Dear Sirs:


We have acted as special legal counsel in Bermuda to you in connection with the proposed sale by the Company of up to 500,000 common shares, US$0.01 par value each ('Common Shares') and the proposed sale by certain shareholders of the Company of up to 650,000 Common Shares (together with the sale by the Company, the 'Offering') which includes 150,000 Common Shares to cover an overallotment option granted by certain shareholders to the underwriters of the Offering.

For the purposes of giving this opinion, we have examined the registration statement on Form F-1 No. 333-49841 (the 'Registration Statement' which term when used herein shall not include any documents exhibited thereto or incorporated therein by reference) relating to the registration of the Offering. We have also examined such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified), (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) the authority of all persons signing any documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.


We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.


On the basis of, and subject to, the foregoing, we hereby confirm:

     1. that the statements in the Registration Statement under the heading 'Certain Bermuda Tax Considerations' on page 55 of the Registration Statement, insofar as such statements constitute summaries of Bermuda tax laws, are accurate as to the matters referred to therein; and

     2. that the statements in the Registration Statement in the paragraph printed in bold on page 7 of the Registration Statement, insofar as such statements summarize the Bermuda law in relation to the enforcement of US civil liability provisions, are accurate as to the matters referred to therein; and

     3. that, excluding the last paragraph thereof, the statements in the section entitled 'Certain Foreign Issuer Considerations' on page 50 of the Registration Statement, insofar as such statements constitute summaries of Bermuda tax laws, are accurate as to the matters referred to therein.

We hereby consent:

   1. to the reference to our name under the caption 'Taxation' on page 55 of the Registration Statement;

   2. to the reference to our name on page 7 of the Registration Statement;

   3. to the reference to our name on page 50 of the Registration Statement; and

   4. to the reference to our name on page 11 of the Registration Statement.

   5. to the filing of this opinion as an exhibit to the Registration
      Statement.


In giving such consent, we do not consider that we are 'experts' within the meaning of such term as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Yours faithfully,
                                          CONYERS DILL & PEARMAN

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